UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2009

Ultratech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 321-8835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2009, Scott Jewler, Ultratech, Inc.’s (the “Company”) Senior Vice President, Sales and Marketing, resigned from the Company. In connection with his resignation and subject to the terms and conditions described below, the Company has agreed to cancel Mr. Jewler’s obligation to repay the $416,625 aggregate unvested amount of certain bonuses previously paid to Mr. Jewler. As consideration for such cancellation, Mr. Jewler has agreed to the following provisions:

•

No other severance benefits are to be paid to Mr. Jewler. He will only be entitled to his earned but unpaid base salary and vacation pay through his May 14, 2009 resignation date and any other benefits in which he was otherwise vested on such resignation date.

•	The outstanding unvested options currently held by Mr. Jewler to purchase 52,500 shares of the Company’s common stock at an exercise price of $11.79 per share shall be immediately cancelled.

•	Unvested restricted stock units currently held by Mr. Jewler and covering 18,667 shares of the Company’s common stock shall be immediately cancelled.

•	Mr. Jewler will forfeit the $68,000 unvested portion of his long-term incentive cash bonus for the 2008 fiscal year.

•	Mr. Jewler shall provide up to 10 hours of consulting services to the Company per month for the 12 months following his resignation for no additional consideration.

Mr. Jewler’s resignation will not affect his rights under his outstanding vested options to purchase 22,500 shares of the Company’s common stock at an exercise price of $11.79 per share or his outstanding vested restricted stock units covering an additional 3,333 shares of common stock that will be issued to him on or about December 1, 2009, net of the shares withheld to satisfy applicable withholding taxes.

The above description is qualified by reference to the resignation letter agreement with Mr. Jewler, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Resignation Letter Agreement dated May 14, 2009 between Registrant and Scott Jewler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 20, 2009

ULTRATECH, INC.

By:	/s/ Bruce R. Wright
Bruce R. Wright
Senior Vice President, Finance and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer

Exhibit Index

Exhibit	Description

10.1	Resignation Letter Agreement dated May 14, 2009 between Registrant and Scott Jewler